Exhibit 1(l)

                          MERRILL LYNCH BOND FUND, INC.

               Articles Supplementary to Articles of Incorporation
         Increasing the Authorized Capital Stock of the Corporation and
                Reclassifying Shares of Authorized Capital Stock

      MERRILL LYNCH BOND FUND, INC. (hereinafter called the "Corporation"), a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore, hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

1. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended, with the authority to issue Three Billion Nine Hundred Fifty Million (3,950,000,000) shares of capital stock as follows:

Series and Classes                                   Number of Authorized Shares
------------------                                   ---------------------------
High Income Portfolio
  Class A Common Stock                                       500,000,000
  Class B Common Stock                                     1,500,000,000
  Class C Common Stock                                       200,000,000
  Class I Common Stock                                       500,000,000

Core Bond Portfolio
  Class A Common Stock                                       250,000,000
  Class B Common Stock                                       250,000,000
  Class C Common Stock                                       100,000,000
  Class I Common Stock                                       100,000,000
  Class R Common Stock                                       250,000,000

Intermediate Term Portfolio
  Class A Common Stock                                        50,000,000
  Class B Common Stock                                        50,000,000
  Class C Common Stock                                        50,000,000
  Class I Common Stock                                       100,000,000
  Class R Common Stock                                        50,000,000

                                                    Total: 3,950,000,000

      All shares of all classes of the Corporation's capital stock have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Three Hundred Ninety-Five Million Dollars ($395,000,000).

2. Pursuant to the Articles of Amendment filed with the State Department of Assessments and Taxation of the State of Maryland on the date hereof, the

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      Corporation amended its charter to (i) rename the High Income Portfolio as the "BlackRock High Income Fund," (ii) rename the Core Bond Portfolio as the "BlackRock Bond Fund," (iii) redesignate the Class A Common Stock of the BlackRock High Income Fund and the BlackRock Bond Fund (together, the "Funds") as "Investor A Common Stock," (iv) redesignate the Class B Common Stock of the Funds as "Investor B Common Stock," (v) redesignate the Class C Common Stock of the Funds as "Investor C1 Common Stock," and (vi) redesignate the Class I Common Stock of the Funds as "Institutional Common Stock."

3.    The Board of Directors of the Corporation, acting in accordance with
      Section 2- 105(c) of the Maryland General Corporation Law and Article V, paragraph 7 of the Articles of Incorporation, as amended and supplemented, hereby increases the total number of authorized shares of Common Stock of the Corporation by Four Hundred Fifty Million (450,000,000) shares and designates such newly authorized shares as follows:

Series and Classes                                   Number of Authorized Shares
------------------                                   ---------------------------
High Income Portfolio
  Investor C Common Stock                                    200,000,000

Core Bond Portfolio
  Investor A1 Common Stock                                    50,000,000
  Investor B1 Common Stock                                    50,000,000
  Investor C Common Stock                                    100,000,000
  Investor C2 Common Stock                                    50,000,000

                                                     Total:  450,000,000

4. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor A1 Common Stock are as follows:

      The Investor A1 Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class A Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor A1 Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and


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      (ii)  Such account maintenance and distribution expenses borne solely by
            Investor A1 Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

5. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor B1 Common Stock are as follows:

      The Investor B1 Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class B Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor B1 Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor B1 Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

6. The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor C Common Stock are as follows:

      The Investor C Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor C Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor C Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.


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7.    The preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of Investor C2 Common Stock are as follows:

      The Investor C2 Common Stock of the Corporation shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class C Common Stock as of the date of these Articles Supplementary, except as otherwise set forth in the Corporation's charter and further except that:

      (i) Expenses related to the account maintenance and distribution of the Investor C2 Common Stock shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

      (ii) Such account maintenance and distribution expenses borne solely by Investor C2 Common Stock shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

8. After this increase in the number of authorized shares, the classification of the newly authorized shares and the renaming of the applicable issued and unissued shares of capital stock of the Corporation, the Corporation will have the authority to issue Four Billion Four Hundred Million (4,400,000,000) shares of capital stock as follows:

    Series and Classes                               Number of Authorized Shares
    ------------------                               ---------------------------

BlackRock High Income Fund
  Investor A Common Stock                                    500,000,000
  Investor B Common Stock                                  1,500,000,000
  Investor C Common Stock                                    200,000,000
  Investor C1 Common Stock                                   200,000,000
  Institutional Common Stock                                 500,000,000

BlackRock Bond Fund
  Investor A Common Stock                                    250,000,000
  Investor A1 Common Stock                                    50,000,000
  Investor B Common Stock                                    250,000,000
  Investor B1 Common Stock                                    50,000,000
  Investor C Common Stock                                    100,000,000
  Investor C1 Common Stock                                   100,000,000
  Investor C2 Common Stock                                    50,000,000
  Institutional Common Stock                                 100,000,000
  Class R Common Stock                                       250,000,000


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Intermediate Term Portfolio
  Class A Common Stock                                        50,000,000
  Class B Common Stock                                        50,000,000
  Class C Common Stock                                        50,000,000
  Class I Common Stock                                       100,000,000
  Class R Common Stock                                        50,000,000

                                                    Total: 4,400,000,000

      After this increase, all shares of all classes of the Corporation's capital stock will have a par value of Ten Cents ($0.10) per share, and an aggregate par value of Four Hundred Forty Million Dollars ($440,000,000).

9. These Articles Supplementary shall be effective as of the 2nd day of October, 2006.

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      IN WITNESS WHEREOF, MERRILL LYNCH BOND FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and
attested by its Secretary on September   , 2006.

                                                 MERRILL LYNCH BOND FUND, INC.

                                                 By: ___________________________
                                                     Donald C. Burke
                                                     Vice President
ATTEST:

_____________________________
Alice A. Pellegrino
Secretary

      The undersigned, Vice President of MERRILL LYNCH BOND FUND, INC. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters set forth therein are true in all material respects, under the penalties of perjury.

Dated: September  , 2006                             ___________________________
                                                     Donald C. Burke
                                                     Vice President


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